EXHIBIT (k)(iv)

Execution Version

MARGIN LOAN AND SECURITY AGREEMENT
dated as of September 18, 2023
by and between
NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.,
as Borrower,
and
BANK OF AMERICA, N.A.,
as Lender

This MARGIN LOAN AND SECURITY AGREEMENT dated as of September 18, 2023, by and between NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC., a Maryland corporation registered as a diversified, closed-end management investment company (“Borrower”), and BANK OF AMERICA, N.A. (“Lender”).

WHEREAS, Borrower has requested that Lender make loans to it, from time to time, in an aggregate principal amount not exceeding the Facility Limit (as hereinafter defined); and

WHEREAS, Lender is prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement (as hereinafter defined).

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01     Certain Defined Terms.

As used in this Agreement, capitalized terms shall have the meanings specified below or on Schedule I hereto:

“Act” has the meaning specified in Section 8.15.

“Advance” has the meaning specified in Section 2.01.

“Adjusted Asset Coverage Ratio” means the ratio, expressed as a percentage, of (a) the value of the total assets of Borrower, less all liabilities and indebtedness not represented by senior securities (assuming for the purpose of this clause (a) that reverse repurchase agreements are senior securities) bears to (b) the sum of (i) the aggregate amount of senior securities representing indebtedness of Borrower, (ii) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, the Preferred Shares), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (iii) the aggregate amount outstanding under reverse repurchase agreements (regardless of whether such reverse repurchase agreements are treated as senior securities or as derivatives pursuant to Rule 18f-4).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agreement” means this Margin Loan and Security Agreement.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Applicable Rate” means, as of any date of determination, SOFR plus the Spread.

“Asset Coverage Ratio” means the ratio, expressed as a percentage, of the value of the total assets of Borrower, less all liabilities and indebtedness not represented by senior securities bears to the aggregate amount of senior securities representing indebtedness of Borrower (all as determined pursuant to and in accordance with Section 18(h) of the Investment Company Act).

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the aggregate Value of the Eligible Securities in the Collateral Account as of such date less the House Margin Requirement for such Eligible Securities; provided, however, that (a) at no time shall more than ten percent (10%) of the Borrowing Base be attributable to a single issuer, (b) at no time shall the Borrowing Base include any Eligible Securities which represent more than forty percent (40%) of the outstanding securities issued by any single issuer, (c) at no time shall more than thirty-five percent (35%) of the Borrowing Base be attributable to Eligible Securities in a single GICS Industry Group, and (d) at no time shall more than fifteen percent (15%) of the Borrowing Base be attributable to Eligible Securities which are not rated or have a rating below B- (or B3).  Any assets in the Collateral Account that are not Eligible Securities (or which cease to be Eligible Securities) will not receive any value for purposes of determining the Borrowing Base.  In no event shall any collateral value be given to any Eligible Securities in excess of (i) the amount permitted pursuant to the Federal Reserve Board’s Regulation U or (ii) the limitations set forth on Schedule II.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Cash” means all cash denominated in Dollars (or any other currency acceptable to Lender in its sole discretion) at any time and from time to time deposited in the Collateral Account, to the extent that it is not subject to any Liens other than Permitted Encumbrances.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any Law; (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Management” shall be deemed to have occurred if Investment Adviser ceases to be the Qualified Investment Adviser of Borrower.
“Closing Date” means the earliest date on which the conditions precedent set forth in Section 3.01 shall have been satisfied or waived in accordance with Section 8.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in Section 7.01.

“Collateral Account” means a segregated sub-account of Borrower’s custodial account with Custodian established to hold all Eligible Securities to be included within the Borrowing Base

“Collateral Requirement” means, at any time, all steps required under applicable Law or reasonably requested by Lender to ensure that the Facility Documents create a valid, first priority, perfected Lien on all the Collateral (subject only to Permitted Encumbrances) shall have been taken.

“Confidential Information” means all information received by Lender in connection with the Facility Documents from Borrower or any Affiliate thereof, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower or any Affiliate thereof. Any Person required to maintain the confidentiality of Confidential Information as provided in this Agreement shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

“Control Agreement” means the Control Agreement, dated as of the date hereof among Borrower, Custodian, and Lender.

“Custodian” means State Street Bank and Trust Company, or its designee or nominee, acting in its capacity as custodian.

“Custody Agreement” means the Custodian Agreement, dated as of March 22, 2007, as assigned to the Fund as of August 6, 2010, and as amended or supplemented from time to time, between Borrower and Custodian.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollars” and “$” mean the lawful money of the United States of America.

“Eligible Securities” means marginable securities of the type, and subject to the requirements, set forth on Schedule I hereto, or as may otherwise be approved by Lender in writing in its sole discretion, in each case, to the extent fully paid for and on deposit in or credited to the Collateral Account and as to which the Collateral Requirement has been satisfied.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning specified in Section 6.01.

“Excess Amount” means, as of any date of determination, the amount by which the Total Accrued Loan Amount exceeds the Facility Limit.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Facility pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Facility or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.09(e) and (d) any withholding Taxes imposed under FATCA.

“Facility” means the credit facility contemplated by this Agreement.

“Facility Documents” means, collectively, this Agreement, the Control Agreement, the Custody Agreement, each document delivered pursuant to the Collateral Requirement and each other agreement or instrument executed or delivered in connection herewith or therewith.

“Facility Limit” means $110,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GICS” means the Global Industry Classification Standard.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof; provided that the term “Guarantee” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“House Margin Requirement” shall be, with respect to Eligible Securities included in the Borrowing Base, the aggregate margin requirement for such Eligible Securities determined in accordance with Schedule II.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Applicable Accounting Principles: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) the net obligations of such Person under any Swap Contract, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created), (e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) all capital leases and synthetic lease obligations, (g) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (i) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Applicable Accounting Principles as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any Obligation of Borrower hereunder or under any other Facility Document.

“Indemnitee” has the meaning specified in Section 8.04(b).

“Interest Payment Date” means, with respect to each Interest Period, the fifth (5th) Business Day of the following Interest Period.

“Interest Period” means (a) initially, the period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs and (b) thereafter, each calendar month during the term hereof, provided, that no Interest Period shall extend beyond the Maturity Date.

“Investment Adviser” means Neuberger Berman Investment Advisers LLC or any successor Qualified Investment Adviser appointed by Borrower not in contravention of this Agreement, as the Qualified Investment Adviser of Borrower.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time, and any successor statute.

“Investment Policies” means the investment objectives, policies, and restrictions of Borrower as in effect as of the Closing Date as described in Borrower’s Organization Documents or Offering Documents.

“Judgment Currency” has the meaning specified in Section 8.13.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified therefore in the preamble hereto, and shall include any permitted assignee of Lender, and its permitted assigns.

“Lending Office” means, with respect to Lender, the office of Lender specified as its “Lending Office” in Section 8.02 hereto, or such other office of Lender as Lender may from time to time specify in writing to Borrower.

“Lien” means any lien (statutory or otherwise), pledge, security interest, mortgage, deed of trust or other charge or encumbrance of any kind, or any other type of preferential arrangement including the lien or retained security title of a conditional vendor and the interest of a lessor under a lease intended as security.

“Margin Deficiency” means, as of any date of determination, the Total Accrued Loan Amount as of such date exceeds the Borrowing Base as of such date.

“Margin Deficiency Notice” has the meaning specified in Section 2.06(c).

“Material Adverse Effect” means a material adverse effect on (a) the ability of Borrower to perform any of its obligations under any of the Facility Documents, (b) the legality, validity or enforceability of any provision of this Agreement or any other Facility Document, (c) the business, condition (financial or otherwise), assets, or results of operations of Borrower, or (d) the priority of Lender’s security interest in the Collateral securing the Obligations.

“Maturity Date” means the date that is 360 days after the Closing Date; provided, however, that this Agreement shall automatically renew for successive 360-day terms unless and until the earlier of (a) the Termination Date occurs, or (b) the date on which Lender’s commitment to make Advances otherwise terminates pursuant to Section 6.01; provided that, to the extent a Regulatory Event occurs, at the election of Lender, the Maturity Date shall be the date set forth in a written notice from Lender to Borrower notifying Borrower of Lender’s termination of this Agreement and its commitment hereunder, which date shall not be less than ten (10) Business Days following the date on which such notice is delivered in accordance with this Agreement. For the avoidance of doubt, the Maturity Date shall not occur by way of election of Borrower unless either (i) the Preferred Shares are no longer outstanding or (ii) (x) Borrower has issued a Notice of Redemption for the Preferred Shares (as defined in the Preferred Share Documents) with a redemption date no later than ninety (90) days after the Termination Date, (y) Borrower has deposited Eligible Securities into the Segregated Account (as defined in the Preferred Equity Documents) with an aggregate Value of at least 110% of the Redemption Price (as defined in the Preferred Equity Documents) , and (z) arrangements made for the repayment in full of the Obligations and the termination of this Agreement on the applicable Maturity Date.

“Maximum Lawful Rate” has the meaning specified in Section 2.05(b).

“NAV” means, as of any date of determination, the net asset value of Borrower as determined in accordance with Borrower’s Organization Documents, Offering Documents and applicable Law (including, without limitation, the Investment Company Act).
“Notice of Borrowing” has the meaning specified in Section 2.01(b).

“Obligations” means all Advances to, and debts, liabilities, obligations, covenants and duties of, Borrower arising under any Facility Document or otherwise with respect to any Advance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Law naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offering Documents” means the prospectus (including the statement of additional information), and all supplements, amendments and modifications thereto, as filed with the Securities and Exchange Commission, and including modifications of Borrower’s investment objectives, strategies and restrictions contained in stockholder reports, press releases or proposals contained in a proxy statement of Borrower (such proposals having been approved by stockholders of Borrower) of Borrower.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Facility Document, or sold or assigned an interest in this Agreement or any other Facility Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Facility Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Facility Document.

“Participant” has the meaning specified in Section 8.06(b).

“Permitted Encumbrances” means (a) Liens imposed by Law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves in conformity with Applicable Accounting Principles have been set aside for the payment thereof; (b) Liens in favor of Custodian to secure reasonable and customary fees and expenses; (c) Liens created under Article VII herein; (d) Liens arising by operation of law not as a result of Borrower’s violation of the terms of this Agreement, and (e) Liens securing judgments for the payment of money to the extent such judgments do not constitute an Event of Default under Section 6.01(l).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Preferred Shares” means Mandatory Redeemable Preferred Shares, Series D issued by Borrower in accordance with the Preferred Share Documents.
“Preferred Share Documents” means the Organization Documents of Borrower and a Master Securities Agreement to be entered into by and between Borrower, as issuer and Lender, as purchaser following the Closing Date, but substantially in the form agreed to by Borrower and Lender as of the Closing Date or such other form as may be acceptable to Lender.
“Qualified Investment Adviser” means an “investment adviser” as defined in the Investment Company Act.
“Regulation U” means Regulation U issued by the FRB.

“Regulation X” means Regulation X issued by the FRB.

“Regulatory Event” means (a) any material investigation of Investment Adviser or Borrower made by any Governmental Authority for fraud or material non-compliance with any applicable Law by Investment Adviser or Borrower to the extent that (i) such investigation is initially or subsequently based on the specific actions or omissions of Investment Adviser, but is not a general investigations conducted on an industry wide basis of Persons in substantially similar lines of business as Investment Adviser or Borrower, as applicable, or (ii) could reasonably likely to result in a Material Adverse Effect, or (b) the revocation, suspension or termination of any material license, permit or approval held by Borrower that, in the reasonable judgment of Lender, is (i) necessary for the conduct of the business of Borrower, or (ii) could reasonably result in a Material Adverse Effect.

“Related Party” means, with respect to any Person, any Affiliate of such Person or partner, director, officer, employee, agent, trustee or advisor of such Person or its Affiliates.

“Responsible Officer” of a Person means its chief executive officer or its chief financial officer (whether or not the Person performing such duties is so designated) or any authorized designee thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive, country-wide or territory-wide Sanctions (as of the Closing Date, Crimea, so-called Donetsk and Luhansk People’s Republics regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Government of Canada or other relevant sanctions authority.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day; provided that if such rate shall be less than zero, then 0.00% shall apply.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Spread” means for (a) any day on which Utilization is less than 40% as of such day, 1.25% (125 basis points) per annum, or (b) for any day on which Utilization is equal to or greater than 40% as of such day, 1.05% (105 basis points) per annum.

“Stated Rate” has the meaning specified in Section 2.05(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, total return swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Termination Date” means the date that is (a) thirty (30) days after Borrower provides written notice of its termination of this Agreement to Lender pursuant to Section 2.07(a)(i), or three hundred and sixty (360) days after Lender provides written notice of its termination of this Agreement to Borrower pursuant to Section 2.07(a)(ii).
“Threshold Amount” means, as of any date of determination, three percent (3%) of the NAV of Borrower as of close of business on the Business Day immediately preceding such date of determination.
“Threshold Debt” has the meaning specified in Section 6.01(j).

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances plus all past due interest thereon.

“Transfer Fees” has the meaning specified in Section 2.09(b).

“Utilization” means, as of any date of determination, the ratio (expressed as a percentage) of the outstanding principal amount of all Advances as of such date of determination to the Facility Limit.

“Value” means the market value as determined by Lender in accordance with the methodology applied to all other customers of Lender or its affiliates on the same margin platform.

SECTION 1.02     Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
SECTION 1.03     Accounting Terms.
All accounting terms not specifically defined herein shall be construed in accordance with Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Facility Document, and Borrower shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Applicable Accounting Principles; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with Applicable Accounting Principles prior to such change therein and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Applicable Accounting Principles.
SECTION 1.04     Principles of Construction.
(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Facility Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Facility Document, shall be construed to refer to such Facility Document in its entirety and not to any particular provision thereof, (iv) all references in a Facility Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Facility Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.
(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)     Section headings herein and in the other Facility Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Facility Document.
(d)     All valuations and calculations herein or under any other Facility Document shall be in Dollars.
ARTICLE II.
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01     The Advances.

(a)     Lender agrees, on the terms and conditions set forth herein, to make loans in Dollars to Borrower (each such loan, an “Advance”), from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed, at any time outstanding, the Facility Limit; provided, however, that Lender shall not be obligated to make an Advance (i) following the occurrence of a Default or an Event of Default, (ii) if a Margin Deficiency exists or would result therefrom, (iii) if an Excess Amount exists or would result therefrom, or (iv) if such Advance would result in the aggregate amount of the Advances exceeding the amount permitted to be borrowed under applicable Law, including Regulation T, U or X.

(b)     Each Advance shall be made on written notice (a “Notice of Borrowing”) from Borrower to Lender, given no later than 1:00 p.m. on the Business Day prior to the requested date for such Advance; provided that Lender will use commercially reasonable efforts to fund the requested Advance on the same Business Day to the extent the applicable Notice of Borrowing is received by Lender prior to 10:00 a.m. on such Business Day. Each Notice of Borrowing shall be in substantially the form of Exhibit A hereto, specifying therein (i) the requested date of such Advance, which must be a Business Day, (ii) the amount of such Advance, and (iii) the account to which such Advance shall be made. Borrower shall provide Lender with all information required in a Notice of Borrowing, including schedules thereto. If a Notice of Borrowing is not delivered by the time referred to above then, it shall be deemed to have been given on the next Business Day.

(c)     Each Notice of Borrowing shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender against any loss, cost or expense reasonably incurred by Lender or any of its Affiliates as a result of any failure by Borrower to borrow such Advance (including as a result of Borrower’s failure to fulfill, on or before the date of an Advance, the applicable conditions set forth in Article III) and the liquidation or re-employment of deposits or other funds acquired by Lender (or any such Affiliate) to fund any Advance to be made by Lender as part of such borrowing. A certificate of Lender as to the amount of such losses, costs and expenses, submitted to Borrower by Lender and showing in reasonable detail the basis for the calculation thereof, shall be conclusive as to the amount of such losses, costs and expenses, absent manifest error. The obligation of Borrower in this subsection shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 2.02     Repayment of Advances.

Borrower shall repay to Lender in full the principal amount of each Advance, and each Advance shall mature, on the Maturity Date.

SECTION 2.03     Interest.

(a)     Ordinary Interest.  Borrower shall pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal to the Applicable Rate, monthly in arrears by 5:00 p.m. on each Interest Payment Date.

(b)     Default Interest.  Notwithstanding the foregoing, if any Event of Default shall have occurred, Borrower shall pay, on demand (and in any event in arrears on the date such amount shall be due and payable hereunder) interest on: (i) the unpaid principal amount of each Advance, at a rate per annum equal at all times to two percent (2%) above the Applicable Rate; and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal at all times to two percent (2%) above the Applicable Rate.

(c)     Computation of Interest. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. Lender shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by Lender in determining any interest rate.

SECTION 2.04     Fees.   Borrower shall pay Lender a commitment fee on the daily undrawn portion of the entire Facility Limit on each day from the Closing Date through and including the day immediately preceding the Maturity Date, at a rate equal to (a) for any day on which Utilization is less than 70% as of such day, 0.20% (20 basis points) per annum, or (b) for any day on which Utilization is equal to or greater than 70% as of such day, 0.10% (10 basis points) per annum, in each case calculated on the basis of the actual days elapsed and a year of 360 days and payable for each Interest Period in arrears on each Interest

Payment Date. The foregoing commitment fee shall accrue at all times during the term of this Facility, including at any time during which one or more of the conditions in Article III is not met.

SECTION 2.05     Maximum Interest.

(a) In no event shall the interest charged with respect to any Advance, or any other Obligations of Borrower hereunder exceed the maximum amount permitted under the Laws of the State of New York or any other applicable jurisdiction.

(b)     Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of Lender (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged by Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)     In no event shall the total interest received by Lender exceed the amount which Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate, provided that to the extent the Maximum Lawful Rate fluctuates during the term of this Facility, the foregoing calculation shall be based on the then applicable Maximum Lawful Rate.

(d)     If Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Advances or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

SECTION 2.06     Prepayments of Advances; Withdrawal or Substitution of Collateral.

(a)     Borrower may at any time prepay the outstanding principal amounts of the Advances, in whole or in part, without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid, so long as Borrower shall have given Lender notice (via email or otherwise in a form mutually agreed to by the parties) of any such prepayment not later than 10:00 a.m. on the Business Day of any such prepayment. All prepayments received by Lender after 5:00 p.m. shall be deemed received on the next Business Day and any applicable interest or fee shall continue to accrue thereon.

(b)     If there is any Excess Amount at any time, then such Excess Amount shall be immediately due and payable, and Borrower shall prepay the outstanding Advances in an amount greater than or equal to such Excess Amount to Lender within one (1) Business Day of the first occurrence thereof.

(c)     If a Margin Deficiency occurs, Lender may notify Borrower of the occurrence of such Margin Deficiency (such notice, a “Margin Deficiency Notice”).  If Lender delivers a Margin Deficiency Notice to Borrower, Borrower shall, not later than (i) 5:00 p.m. on the date Lender delivers such Margin Deficiency Notice if such Margin Deficiency Notice is delivered on or before 10:00 a.m. or (ii) 12:00 noon on the next succeeding Business Day if such Margin Deficiency Notice is delivered after 10:00 a.m., either prepay the outstanding Advances (in accordance with Subsection (a) of this Section provided that no notice from Borrower shall be required) or deposit additional Eligible Securities (satisfactory to Lender in its sole discretion) into the Collateral Account, in an amount necessary to, after giving effect to such payment or deposit, cure such Margin Deficiency.  For purposes of this section, client reports provided to Borrower by electronic communication (email) shall constitute a Margin Deficiency Notice.
(d)     Borrower shall not be permitted to request a withdrawal or substitution of any Collateral from the Collateral Account, except that Borrower shall be permitted to withdraw or substitute Collateral from the Collateral Account, on any Business Day, if all of the following conditions are met:
(i)     Borrower delivers, or causes to be delivered, a notice of withdrawal or substitution (in a form mutually agreed to by Lender and Borrower) to Lender on or before 10:00 a.m. on the Business Day of the requested date of the withdrawal or substitution;
(ii)     prior to and after giving effect to such withdrawal or substitution, no Default or Event of Default has occurred or would occur;
(iii)     all representations and warranties in the Facility Documents are true and correct in all material respects as of the date of the requested withdrawal or substitution as if made on such date, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;
(iv)     prior to and after giving effect to such withdrawal or substitution, there is no Excess Amount;
(v)     prior to and after giving effect to such withdrawal or substitution, no Margin Deficiency exists;
(vi)     prior to and after giving effect to such withdrawal or substitution, the Adjusted Asset Coverage Ratio is at least 225%; and
(vii)     the withdrawal or substitution of such amount of Collateral shall not violate any Law, including Regulation U, or X, as applicable.
Any withdrawal or substitution of Collateral shall require the delivery of a consent for such transaction from Lender to Custodian. To the extent Borrower is permitted to withdraw or substitute Collateral pursuant to this subsection (d), Lender agrees to promptly deliver the required consent to the Custodian.
SECTION 2.07     Termination of Agreement/Reduction of Commitments.
(a)     Termination of Agreement.
(i)     Borrower shall have the right, at any time at which either (A) the Preferred Shares are no longer outstanding or will be redeemed in full on or before the Termination Date, or (B) (x) Borrower has issued a Notice of Redemption for the Preferred Shares (as defined in the Preferred Share Documents) with a redemption date no later than ninety (90) days after the Termination Date, (y) Borrower has deposited Eligible Securities into the Segregated Account (as defined in the Preferred Equity Documents) with an aggregate Value of at least 110% of the Redemption Price (as defined in the Preferred Equity Documents), and (z) arrangements made for the repayment in full of the Obligations and the termination of this Agreement on the applicable Termination Date, upon not less than thirty (30) days’ prior written notice to Lender, to terminate this Agreement and Lender’s commitment to make Advances hereunder in full, but not in part.

(ii)     Lender shall have the right upon not less than three hundred and sixty (360) days’ prior written notice to Borrower, to terminate this Agreement and its commitment to make Advances hereunder, in full, but not in part.
(b)     Reduction of Commitments. Borrower shall have the right, upon not less than five (5) Business Days’ prior written notice to Lender, to partially reduce the Facility Limit under this Agreement; provided, that any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof; provided, further, that the Facility Limit shall not be reduced to an amount less than $55,000,000.
SECTION 2.08     Increased Costs.
(a)     Increased Costs Generally.  If any Change in Law shall:
(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;
(ii)     subject Lender to any Tax of any kind whatsoever with respect to this Agreement, or any Advances made by it, or change the basis of taxation of payments to Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.09 and the imposition of, or any change in the rate of, any Excluded Tax payable by Lender); or
(iii)     impose on Lender any other condition, cost or expense affecting this Agreement or any Advance made hereunder;
and the result of any of the foregoing shall be to increase the cost to Lender by an amount which the Lender reasonably deems material, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender, promptly upon demand (and in any event within thirty (30) calendar days after demand by Lender), such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.
(b)     Capital Requirements.  If Lender reasonably determines that any Change in Law affecting Lender or its Lending Office or Lender’s holding company, if any, regarding capital requirements has or would have the effect of materially reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy) and Lender provides reasonably prompt notice to Borrower of such Change in Law, then from time to time Borrower will pay to Lender, promptly upon demand (and in any event within thirty (30) calendar days after demand by Lender),  such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.
(c)     Certificates for Reimbursement.  A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 2.08 and delivered to Borrower shall be conclusive absent manifest error (with respect to the amount or amounts of compensation).  Borrower shall pay Lender the amount shown as due on any such certificate within thirty (30) calendar days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section 2.08 shall not constitute a waiver of Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate Lender pursuant to the foregoing provisions of this Section 2.08 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Survival. All of Borrower’s Obligations under this Section 2.08 shall survive termination of the Facility and repayment of all other Obligations hereunder.
SECTION 2.09     Taxes.
(a)     Payments Free of Taxes.  Any and all payments by or on account of any Obligation of Borrower hereunder or under any other Facility Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.09) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)     Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) of this Section 2.09, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law. Notwithstanding the foregoing or anything to the contrary in subsection (a) or (c) of this Section 2.09, Borrower shall not be required to pay any additional amounts under subsection (a) or have any indemnification obligations under subsection (c) of this Section 2.09 in respect of, any Other Taxes imposed on any transfer or assignment of, or any participation in, this Agreement or any other Facility Document (or any portion thereof) by Lender or any direct or indirect assignee or Participant of Lender (the “Transfer Fees”). For the avoidance of doubt, other than with respect to the Transfer Fees, the foregoing sentence shall not reduce Borrower’s Obligations herein to an assignee of Lender or a Participant.
(c)     Indemnification by Borrower.  Borrower shall indemnify Lender for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.09) paid by Lender for the account of Borrower, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Borrower shall make such payment within ten (10) Business Days after demand therefor. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
(d)     Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)     Tax Documentation. Lender shall deliver to Borrower, at the time or times prescribed by applicable Laws, as well as when reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction as will permit

Borrower to determine (i) whether or not payments made hereunder or under any other Facility Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to Lender by Borrower pursuant to this Agreement or otherwise to establish Lender’s status for withholding tax purposes in the applicable jurisdiction.
(f)     Treatment of Certain Refunds.  If Lender determines, in its sole discretion, that it has actually received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.09, it shall promptly pay to Borrower an amount equal to such refund plus any interest paid thereon by the relevant Governmental Authority (but only to the extent of the aggregate indemnity payments made, or additional amounts paid, by Borrower under this Section 2.09 on account of the Taxes or Other Taxes giving rise to such refund), reduced by all out-of-pocket expenses of Lender, as the case may be, and by the amount of any Taxes payable by Lender in connection with its receipt of such refund and interest, provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
(g)     Survival.  All of Borrower’s obligations under this Section 2.09 shall survive termination of the Facility, and repayment of all other Obligations hereunder.
SECTION 2.10     Illegality.
Notwithstanding any other provision of this Agreement, if Lender shall notify Borrower that any Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for Lender to perform its obligations to make Advances hereunder, the obligation of Lender to make the Advances shall be terminated and all Advances of Lender, all interest thereon and all other amounts payable under this Agreement to Lender shall become due and payable.
SECTION 2.11     Evidence of Indebtedness.  No promissory note shall be required to evidence the Advances by Lender to Borrower. Lender shall, on behalf of itself and Borrower, maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to Lender resulting from the Advances made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder, as well as the amount of each participation by Lender and name of each direct Participant of Lender in relation thereto. The entries maintained in Lender’s accounts shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such Obligations in accordance with their terms. Upon the reasonable request of Lender, Borrower shall execute and deliver to Lender a note, which shall evidence the Advances in addition to such records.
The provisions of this Section 2.11 constitute a promissory note for the benefit of Lender. In furtherance of the foregoing, Borrower hereby promises to pay to Lender, in accordance with the provisions of this Agreement, the principal amount of the Advances from time to time made by Lender to Borrower.  In addition, Borrower promises to pay interest on the unpaid principal amount of the Advances made to Borrower, from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in this Agreement. No other promissory note shall be required to evidence the Obligations.

SECTION 2.12     Payments and Computations.
(a)     Borrower shall make all payments under this Agreement in Dollars, in immediately available funds, and without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 2:00 p.m. (other than payments pursuant to Section 2.06(a) or (c) and interest payments pursuant to Section 2.03(a)) on the day when due. Except as set forth above, all payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)     Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.
(c)     All payments (including prepayments and any other amounts received hereunder in connection with the exercise of Lender’s rights after the occurrence of an Event of Default) made by Borrower to Lender under any Facility Document shall be applied to amounts then due and payable in the following order: (i) to any expenses and indemnities payable by Borrower to Lender under any Facility Document; (ii) to any accrued and unpaid interest and fees due under this Agreement; (iii) to principal payments on the outstanding Advances; and (iv) to the extent of any excess, to the payment of all other Obligations under the Facility Documents.
ARTICLE III.
CONDITIONS PRECEDENT
SECTION 3.01     Conditions Precedent to Closing.
The effectiveness of this Agreement and the obligation of Lender to make the initial Advance is subject to the fulfillment, to the satisfaction of Lender, of each of the following conditions precedent on or before the Closing Date:
(a)     Lender shall have received each of the following documents in form and substance reasonably satisfactory to Lender:
(i)     duly executed counterpart of this Agreement;
(ii)     duly executed Control Agreement;
(iii)     duly executed Custody Agreement;
(iv)     certified copies of (A) the Organization Documents (including any amendments or supplements thereto) of Borrower, (B) the resolutions authorizing and approving the execution, delivery and performance by Borrower of this Agreement and the other Facility Documents and the Advances hereunder, and otherwise satisfactory to Lender, and (C) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to this Agreement and any other Facility Document;
(v)     a certificate of Borrower certifying the names and true signatures of the Responsible Officers of Borrower and Investment Adviser authorized to sign this Agreement and any other Facility Document to be delivered hereunder or thereunder;

(vi)     certificates evidencing the good standing of each of Borrower in its jurisdiction of formation and each other jurisdiction where it is qualified to do business dated a date not earlier than ten (10) Business Days prior to the Closing Date as to the good standing of Borrower;
(vii)     opinions of counsel to Borrower in form and substance reasonably satisfactory to Lender;
(viii)     the results of Tax, judgment and Lien searches on Borrower obtained by and satisfactory to Lender, as of a recent date; and
(ix)     such other assurances, certificates, documents, consents, or opinions as Lender reasonably may require; and
(b)     The Collateral Account has been established by Borrower.
(c)     Any fees required to be paid on or before the Closing Date shall have been paid.
(d)     Borrower shall have provided any form requested by Lender necessary to comply with Regulation U, or X, or any other provisions of the regulations of the FRB.
(e)     Lender shall have completed its due diligence review with respect to Borrower and Investment Adviser and is satisfied, in its sole and absolute discretion, with the result of its due diligence review, including its due diligence review of Borrower’s Investment Policies.
SECTION 3.02     Conditions Precedent to Each Advance.
The obligation of Lender to make an Advance (including any Advance made on the Closing Date) shall be subject to the following conditions precedent:
(a)     Borrower shall have delivered to Lender a Notice of Borrowing in accordance with the requirements of Section 2.01(b);
(b)     each of the representations and warranties contained in Article IV shall be true and correct in all material respects as of the date of such Advance as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(c)     no event shall have occurred and be continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;
(d)     prior to and after giving effect to such Advance, there is no Excess Amount;
(e)     prior to and after giving effect to such Advance, no Margin Deficiency exists;
(f)     such evidence that the Collateral Requirement has been satisfied in all respects;
(g)     prior to and after giving effect to such Advance, the Asset Coverage Ratio and the Adjusted Asset Coverage Ratio shall be at least 300% and 225%, respectively; and
(h)     the absence of any material action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
SECTION 4.01     Representations and Warranties of Borrower.  Borrower represents and warrants to Lender that:
(a)     Existence, Qualification and Power. Borrower (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing would reasonably be expected to result in a Material Adverse Effect, (iii) has all requisite company power and authority to own or lease and operate its properties and to carry on its business as now conducted and to execute, deliver and perform its obligations under each Facility Document, (iv) has all requisite governmental licenses, authorizations, consents and approvals to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to have such licenses, authorities, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (v) has all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under each Facility Document.
(b)     Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement and the other Facility Documents (when delivered) and the grant of the security interest contemplated hereby with respect to the Collateral are within its company powers, have been duly authorized by all necessary company action, and do not (i) contravene Borrower’s Organization Documents, (ii) contravene, in any material respect, any contractual restriction binding on it or require any consent under any agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Liens upon any property or assets of Borrower other than Liens in favor of Lender in connection with the Facility Documents, or (iv) violate any applicable Law (including, without limitation, the Securities Act, the Exchange Act, and the Investment Company Act and the regulations promulgated thereunder) or writ, judgment, injunction, determination or award.
(c)     Governmental Authorizations; Other Consents. Except for any applicable UCC filings or filings contemplated by this Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Borrower of any Facility Document or (ii) the legality, validity, binding effect or enforceability of any Facility Document.
(d)     Compliance with Laws. Borrower is in compliance in all material respects with the requirements of all applicable Laws (including, without limitation, the Securities Act, the Exchange Act, and the Investment Company Act and the regulations promulgated thereunder) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
(e)     Binding Effect. This Agreement and the other Facility Documents are and will be legal, valid and binding Obligations of Borrower enforceable against Borrower in accordance with their respective terms in all respects, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
(f)     No Default. No Default or Event of Default exists.

(g)     No Change of Management, Regulatory Event or Material Adverse Effect. Since August 31, 2023, (i) no event or condition has resulted in, or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect, and (ii) no Change of Management or Regulatory Event has occurred and is continuing or is reasonably expected to occur.
(h)     Absence of Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of a Responsible Officer of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against (i) Borrower or against any of its properties that could reasonably result in a Material Adverse Effect or (ii) Borrower or any of its properties that challenge the legality, validity or enforceability of this Agreement, any Facility Document, or that involves a substantial likelihood of prohibiting, restricting, delaying or otherwise materially affecting the performance of any of the Facility Documents or the making of the Advances.
(i)     Investment Company Act. Borrower is an “investment company” and is classified as a “closed-end company” and is subject to the regulation under the Investment Company Act.  The business and other activities of Borrower, including but not limited to, the making of the Advances by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by the Facility Documents do not result in any violation of the provisions of the Investment Company Act, or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder. Borrower is compliance in all material respects with Rule 18f-4 promulgated by the Securities and Exchange Commission. Investment Adviser is a Qualified Investment Adviser.
(j)     Government Filings.  Borrower has made all current material filings with the Securities and Exchange Commission or any other Governmental Authority, as required by applicable Law.
(k)     Asset Coverage Ratio.  As of the Closing Date, the Borrower’s Asset Coverage Ratio and Adjusted Asset Coverage Ratio are at least 300% and 225%, respectively.
(l)     Regulatory Compliance. The Facility Documents, including the Advances and the withdrawal and substitution rights of Borrower, do not contemplate any actions that would violate Regulation T, U, or X, as applicable.  Borrower has not taken any actions under the Facility Documents that could result in a violation of Regulation T, U or X, as applicable, and no part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of Regulation T, U or X, as applicable.
(m)     Ownership of Collateral. Borrower has good and marketable title to the Collateral free and clear of Liens, other than Permitted Encumbrances.  Borrower has not made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the Collateral including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Permitted Encumbrances.
(n)     Taxes. Borrower has filed all material federal income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions except to the extent not delinquent (after giving effect to any extension granted by the applicable tax authority) and has paid all material Taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except as otherwise permitted herein or for Taxes contested in good faith through proceedings diligently pursued and as to which adequate reserves have been provided in accordance with Applicable Accounting Principles.  Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes and is not aware of any circumstances that would cause the taxable years or other taxable periods applicable to it not to be subject to the normally applicable statute of limitations.

(o)     Solvency. (i) The present fair market value of Borrower’s assets exceeds the total amount of Borrower’s liabilities (including, without limitation, contingent liabilities); (ii) Borrower has capital and assets sufficient to carry on its businesses; (iii) Borrower is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction; and (iv) Borrower does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due.  Borrower will not be rendered insolvent by the execution, delivery and performance of documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(p)     No Immunity. None of Borrower or any of its assets or properties has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the applicable Law of any jurisdiction.
(q)     Recourse. The Advances are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower.
(r)     Disclosure. All written information provided with respect to Borrower by or on behalf of Borrower to Lender in connection with the negotiation, execution and delivery of this Agreement and the other Facility Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of Borrower provided to Lender other than any projections or forward looking statements (the “Projections”) (for which Borrower makes the representations in the next sentence) was, taken as a whole, on or as of the applicable date of provision thereof, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.  All Projections that have been prepared by or on behalf of Borrower and that have been made available to Lender by or on behalf of Borrower in connection with this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time of delivery thereof (although Borrower gives no assurances that such Projections will, in fact, be achieved), it being understood that (i) the Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material and (ii) the Projections are subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized.
(s)     Licenses; Approvals. All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of Borrower or Investment Adviser (with respect to Investment Adviser’s services provided to Borrower pursuant to the applicable investment advisory agreement and applicable Law) have been duly obtained and are in full force and effect, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.  There are no restrictions or requirements which limit Borrower’s or Investment Adviser’s ability to lawfully conduct its business or perform its obligations under this Agreement or any other Facility Document.
(t)     Compliance with Applicable Accounting Principles.  All financial statements concerning Borrower which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement have been or will be prepared in accordance with Applicable Accounting Principles consistently applied and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(u)     ERISA. Borrower does not maintain or have any liability (contingent or otherwise) to any defined benefit plans, as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”), or other similar Laws in any jurisdiction, which could reasonably result in a Material Adverse Event. Borrower is not a “benefit plan investor” as defined in Section 3(42) of ERISA and the regulations promulgated thereunder.
(v)     Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and Borrower and its Subsidiaries and, to the knowledge of a Responsible Officer of Borrower, each of the officers, employees, directors and agents of Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Borrower, or (ii) to the knowledge of a Responsible Officer of Borrower, any of the directors, officers, or employees of Borrower, or any agents of Borrower that will act in any capacity in connection with or benefit from the Advances made hereby, is a Sanctioned Person. No Advance, use of proceeds or other transaction contemplated by this Agreement will violate the Anti-Corruption Laws or applicable Sanctions. No part of the proceeds of the Advances will be used, directly or indirectly, (x) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or (y) to fund or facilitate any business with or involving a Sanctioned Person.
(w)     Limitation on Transactions.  Borrower is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, the “Trading with the Enemy Act”), (ii) the Act and (iii) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”) (together with the Trading with the Enemy Act and the Act, “Anti-Terrorism Laws”). Borrower is not, and to the knowledge of a Responsible Officer of Borrower, no director, officer, employee, or agent of Borrower is (A) currently (i) the subject of any Sanctions or (ii) located, organized or residing in any Sanctioned Country or (B) has been engaged in any transaction with any Person who, to the knowledge of Borrower, is now or was then the subject of Sanctions or located, organized or residing in a Sanctioned Country.
(x)     Use of Proceeds.  Borrower will use the proceeds of the Advances for portfolio investments, to refinance existing indebtedness and/or redeem existing preferred stock, and general corporate purposes of Borrower as an investment company registered under the Investment Company Act; provided that Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Investment Policies, Offering Documents, Organization Documents or any applicable law (including, without limitation, the Securities Act, the Exchange Act, and the Investment Company Act and the regulations promulgated thereunder), in each instance, in any material respect.
(y)     Investment Policies. The Investment Policies are fully and accurately described in all material respects in Borrower’s Offering Documents, as supplemented by any annual report included within Form N-CSR filed with the Securities and Exchange Commission. Except as supplemented in any such annual report, there has been no change in the Investment Policies and Borrower has at all times complied in all material respects with such Investment Policies.

ARTICLE V.
COVENANTS OF BORROWER
SECTION 5.01     Affirmative Covenants.
On and after the Closing Date and so long as Lender has a commitment to make an Advance or any Obligations have not been indefeasibly paid in full:
(a)     Existence.  Borrower shall preserve and maintain its existence and material rights and franchises.
(b)     Reporting Requirements. Borrower will furnish to Lender or cause to be furnished to Lender:
(i)     as soon as possible and in any event within five (5) Business Days after (A) the deadline for filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of all annual, semi-annual and quarterly reports to stockholders and (B) the filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of any material amendments and supplements to the registration statement, the prospectus, non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature; provided that publication of such information on Borrower’s website or public availability as posted on EDGAR shall constitute delivery for purposes of this Section 5.01(b)(i);
(ii)     notice of proposed or actual suspension, termination or revocation of any material license of Borrower by any Governmental Authority in Borrower’s jurisdiction of domicile or of receipt of notice from any such Governmental Authority notifying Borrower of a hearing relating to such a suspension, termination or revocation, including any request by any such Governmental Authority which commits Borrower to take, or refrain from taking, any material action or which otherwise materially and adversely affects the authority of Borrower to conduct its business;
(iii)     the means (website access, daily reports) allowing Lender to daily monitor, on a real-time basis directly from the Custodian, all activities occurring in the Collateral Account;
(iv)     within five (5) Business Days after the end of each calendar month, a compliance certificate (substantially the form of Exhibit B hereto) executed by the Borrower, certifying (A) Borrower’s Asset Coverage Ratio and Adjusted Asset Coverage Ratio as of the end of such month and (B) that Borrower is, as of the date thereof, in compliance in all respects with the Asset Coverage Ratio and Adjusted Asset Coverage Ratio requirements set forth in this Agreement and that no Default or Event of Default has occurred or is continuing as a result of any violation of such provisions;
(v)     as soon as possible and in any event within two (2) Business Days after the occurrence of (A) any Event of Default or Default or (B) any actual litigation which could reasonably result in a Material Adverse Effect, a statement of a Responsible Officer of Borrower setting forth the details thereof and the action which Borrower has taken and proposes to take with respect thereto;
(vi)     promptly upon request by Lender, but in any event within two (2) Business Days of any such request, Borrower’s calculation of its Adjusted Asset Coverage Ratio or NAV as of the requested date; and

(vii)     promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request.
(c)     Use of Proceeds.  Borrower shall use the proceeds of the Advances for portfolio investments, to refinance existing Indebtedness and/or redeem existing preferred stock, and general corporate purposes of Borrower as an investment company registered under the Investment Company Act; provided that Borrower will not, directly or knowingly indirectly, use any part of such proceeds for any purpose which would violate any provision of its Investment Policies, Offering Documents, Organization Documents or any applicable law (including, without limitation, the Securities Act, the Exchange Act, and the Investment Company Act and the regulations promulgated thereunder, including, without limitation, Regulation U and Regulation X).
(d)     Payment of Obligations.  Borrower shall pay and discharge as the same shall become due and payable: (i) all material Taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that Borrower shall not be required to pay or discharge any such Tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; and (ii) all Indebtedness, as and when due and payable.
(e)     Inspection Rights.  Borrower shall, at any reasonable time during normal business hours and upon reasonable prior written notice, from time to time permit Lender or any agent or representative thereof (not to exceed one time a year unless an Event of Default has occurred and in each case, subject to Section 8.11) to visit and inspect the properties of Borrower and discuss the affairs, finances, assets and accounts of Borrower with any of the officers, directors or other representatives of Borrower, all at the expense of the Lender; provided, however, that after the occurrence of an Event of Default, Lender or any agent or representative thereof may do any of the foregoing at the expense of Borrower at any time during normal business hours and with reasonable advance notice.
(f)     Collateral Requirement.  Borrower shall comply with the Collateral Requirement in all respects and shall promptly notify Lender as soon as it has knowledge that Lender’s Lien thereon has been or may be materially impaired.
(g)     Keeping of Books Borrower shall keep proper books of record and accounts as are necessary to prepare financial statements in accordance with Applicable Accounting Principles.
(h)     Compliance with Laws.  Borrower shall comply in all material respects with the requirements of all applicable Laws (including, without limitation, the Securities Act, the Exchange Act, and the Investment Company Act and the regulations promulgated thereunder (including, without limitation, Rule 18f-4)) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
(i)     Compliance with Investment Policies.  Borrower shall comply with its Investment Policies in all material respects at all times. Borrower shall furnish to Lender, prior to its effective date, prompt notice of any changes in the Investment Policies and shall not agree to or otherwise permit to occur any modification of the Investment Policies in any manner that (i) could reasonably be expected to adversely affect the rights and remedies of Lender under any Facility Document or (ii) otherwise fails to comply with the terms of this Agreement.
(j)     Material Agreements.  Borrower shall comply with the terms of each provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Borrower is a party or by which Borrower or any of its properties or assets is bound in which the failure to comply could reasonably be expected to result in a Material Adverse Effect.

(k)     Solvency.  Borrower at all times, after giving effect to the outstanding Obligations at any time, the performance by it of the Facility Documents to which it is a party and the consummation of the transactions contemplated under any of such documents to which it is a party, (i) shall maintain capital and assets sufficient to carry on its business, (ii) shall own and maintain assets the fair value of which exceeds the total amount of Borrower’s liabilities and (iii) shall not incur debts beyond its ability to pay as they become due.
(l)     Further Assurances.  Borrower agrees that upon the request of Lender, it shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as Lender may reasonably deem necessary (i) to assure Lender is perfected with a first priority Lien on the Collateral and (ii) to carry out the provisions and purposes of the Facility Documents. Such agreements, documents or instruments or actions shall be reasonably satisfactory to Lender.
SECTION 5.02     Negative Covenants.
So long as Lender has a commitment to make any Advance or any Advance or other Obligation hereunder shall remain unpaid or unsatisfied:
(a)     Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness (including, without limitation, (x) in the form of any reverse repurchase transactions with a Person other than Lender, (y) in the form of derivative transactions (other than those permitted by clause (e) below) or (z) in the form of mandatory redeemable preferred shares), except Indebtedness of Borrower incurred (a) under the Facility Documents, (b) with respect to the Preferred Shares, or (c) under the Custody Agreement in favor of the Custodian to the extent (i) incurred in the ordinary course of business, (ii) incurred solely for temporary purposes with repayment in full within thirty days and without any renewal or extension thereof, (iii) not in excess of 5% of the value of the total assets of Borrower at the time at which any such Indebtedness is incurred (calculated in accordance with the Investment Company Act), and (iv) not secured by a Lien (other than Permitted Encumbrances) on the Collateral Account or any of the Collateral,  (d) in the form of reverse repurchase transactions entered into with Lender, (e) in the form of derivative transactions, solely to the extent (i) incurred in the ordinary course of business, (ii) for the purpose of hedging interest rate exposure or making portfolio investments that do not have a leverage effect (such as when-issued securities) and (iii) in compliance with Rule 18f-4 under the Investment Company Act, or (f) any Indebtedness that will be paid off on the Closing Date with the proceeds of the initial Advance in accordance with Section 5.01(c).
(b)     Liens. Borrower shall not (i) create, incur, assume or suffer to exist any Lien upon any Collateral, except Permitted Encumbrances, or (ii) post any securities that have not been fully paid for in the Collateral Account as Collateral.
(c)     Mergers, Etc.  Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not merge or consolidate with or into another Person, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the property and assets (whether now owned or hereafter acquired) of Borrower, unless Borrower is the survivor of such transaction and no Default or Event of Default exists before or after giving effect to such transaction.
(d)     No New Business. Borrower shall not engage in any business other than as described in its Organization Documents and Offering Documents and consistent in all respects with its Investment Policies.
(e)     No Amendment of Investment Policies or Organization Documents. Borrower shall not effect and shall not consent to any material amendment, supplement or other material modification of any of the terms or provisions of its Investment Policies or Organization Documents that (i) could reasonably be expected to adversely affect the rights and remedies of Lender under any Facility Document, (ii) could reasonably be expected to result in a Material Adverse Effect, or (iii) otherwise fails to comply with the terms of this Agreement or any other Facility Document.

(f)     Distribution, Etc.  Borrower will not declare or make any dividend payment or other distribution of assets, property, Cash, rights, obligations or securities from the Collateral on account of any Equity Interests in Borrower, or purchase, redeem, retire or otherwise acquire for value any Equity Interests in Borrower, now or hereafter outstanding from any assets, property, Cash, rights, obligations or securities constituting Collateral that would, or could reasonably be expected to, result in a Default or an Event of Default.
(g)     Transactions with Affiliates.  Borrower shall not enter into any transaction with or make any payment or transfer to any Affiliate of Borrower (including, without limitation, Investment Adviser), except in compliance with the Investment Company Act and the rules thereunder, as interpreted by the Securities and Exchange Commission, and any other applicable Law.
(h)     Anti-Terrorism Laws. Borrower shall not (i) (A) violate any Anti-Terrorism Laws or (B) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated from time to time by the Organization for Economic Co-operation and Developments Financial Action Task Force on Money Laundering (or any successor organization or task force); or (ii) (A) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or the FCPA.
(i)     Fund Administration.  Borrower shall not terminate the services of Investment Adviser or Custodian without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed). Borrower shall not enter into any other custody agreement or equivalent arrangement with any other Person unless such Person, Borrower, and Lender have entered into a control agreement in form and substance satisfactory to Lender.
(j)     Subsidiary.  Borrower shall not form any Subsidiary.
(k)     Compliance with Margin Regulations. Borrower shall not take any action that would result in a violation of Regulation U, or X, as applicable.
ARTICLE VI.
EVENTS OF DEFAULT
SECTION 6.01     Events of Default.
If any of the following events (each, an “Event of Default”) shall occur:
(a)     Borrower shall fail to pay (i) any of the outstanding principal of any Advance when due; (ii) the amounts required to be prepaid pursuant to Section 2.06(b) when due; or (iii) accrued interest on any Advance or other amounts or fees owing pursuant to any of the Facility Documents within three (3) Business Days of when due; or
(b)     Borrower shall fail to provide Lender with the reports required to be delivered under Section 5.01(b) on the date required for such delivery, and such failure shall not be cured within two (2) Business Days; or
(c)     Borrower shall fail to perform or observe any term, covenant, or agreement contained in Section 5.01(a), (c), (f), (i), 5.02, or Article VII; or

(d)     without obtaining the prior written consent of Lender, Borrower submits unilateral instructions to Custodian for a withdrawal of Collateral from the Collateral Account in contravention of the Control Agreement; or
(e)     (i) the Custody Agreement shall have been terminated without the prior written consent of Lender, or (ii) Custodian (A) transfers or otherwise permits the withdrawal of Collateral in contravention of the terms of the Control Agreement, or (B) fails to comply with a notice of exclusive control (or any transfer instructions thereafter) from Lender in accordance with the terms of the Control Agreement, or (C) otherwise fails to comply with any other material provision of the Control Agreement; or
(f)     Borrower shall fail to pay to Custodian, when due, any fees, expenses or charges, individually or collectively in excess of $250,000, payable by the Borrower, under the Custody Agreement and such failure continues for ten (10) Business Days and such failure entitles the Custodian to seek repayment of such fees, expenses or charges from the Collateral Account; or
(g)     Borrower (i) shall fail to perform or observe any covenant or agreement in this Agreement or any other Facility Document (or any representation or warranty therein shall be incorrect or misleading in any material respect), in each case, not otherwise specified in Subsections (a) to (f) of this Section, or (ii) shall fail to perform or observe any covenant or agreement contained in any other agreement between Lender, on the one hand, and Borrower, on the other hand, to be performed or observed by Borrower (or any representation or warranty therein shall be incorrect or misleading in any material respect) and such failure remains unremedied for thirty (30) days, except in the case of a failure related to any other Facility Document in which case such failure remains unremedied for five (5) Business Days following the expiration of the applicable cure period provided for under the applicable Facility Document; or
(h)     any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower herein, in any other Facility Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or
(i)     any provision of any Facility Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect; or Borrower, Custodian or any other Person contests in any manner the validity or enforceability of any provision of any Facility Document; or Borrower denies that it has any or further liability or obligation under any Facility Document, or purports to revoke, terminate or rescind any provision of any Facility Document; or
(j)     (i) Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any applicable notice requirement or grace period) in respect of all Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (the “Threshold Debt”), or (B) fails to observe or perform any other agreement or condition relating to any such Threshold Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Threshold Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) after giving effect to any applicable notice requirement or grace period, or an offer to repurchase, prepay, defease or redeem such Threshold Debt to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract, an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower is an Affected Party (as so defined) and, in either event, the Swap

Termination Value (as so defined) owed by Borrower as a result thereof under all such Swap Contracts is greater than the Threshold Amount; or
(k)     (i) Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated or fully bonded within thirty days after its issue or levy; (iii) Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for sixty calendar days; (v) any proceeding under any Debtor Relief Law relating to Borrower or to all or any material part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or (vi) Borrower shall take any action to authorize any of the actions set forth above in this Subsection; or
(l)     there is entered against Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(m)     (i) Borrower shall deny in writing its Obligations under this Agreement, any other Facility Document (to which it is a party) or under any other agreement or instrument between Borrower, on the one hand, and Lender or any of its Affiliates, on the other hand, (ii) any Law shall, in any material respect, purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Facility Document or impair performance of the obligations hereunder or under any other Facility Document of Borrower, or (iii) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium Law or otherwise, cancel, suspend or defer the obligation of Borrower to pay in any material respect; or
(n)     any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or equity or other assets of Borrower or shall have assumed custody or control of such property or other assets or of the business or operations of Borrower or shall have taken any action for the dissolution or disestablishment of Borrower or any action that would prevent Borrower or its officers or directors from carrying on the business of Borrower or a substantial part thereof; or
(o)     a Change of Management shall occur; or
(p)     the Collateral Requirement shall cease to be satisfied, as reasonably determined by Lender, or Lender shall cease to have a first priority perfected Lien in the Collateral, subject only to Permitted Encumbrances; or
(q)     any officer of Borrower or Investment Adviser that has material involvement with the investment activities of Borrower or Investment Adviser shall have been indicted, with respect to a Governmental Authority in a jurisdiction in the United States, or criminally charged with an offense by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one year, for a fraudulent act, a violation of securities or banking laws, or for a willful act related to Borrower or its business; or
(r)     a Margin Deficiency shall occur and such deficiency is not cured within the cure period set forth in Section 2.06(c);
(s)     Borrower’s Adjusted Asset Coverage Ratio is at any time less than 225% and such failure is not cured within ten (10) Business Days of the first occurrence thereof;
(t)     as of any day, Borrower’s NAV is less than $75,000,000;
(u)     a Mandatory Redemption Event occurs under the Preferred Share Documents; or
(v)     Borrower fails to make any material filing (including, without limitation, on Form N‑CSR) with the Securities and Exchange Commission or any other Governmental Authority, as required by applicable Law, in each case, within the time period prescribed by applicable Law but after giving effect to any extension provided by filing a notification pursuant to Rule 12b‑25 under the Exchange Act and any required approval by the applicable Governmental Authority; provided that to the extent such failure is caused by an error or omission of an administrative or operational nature, such failure shall not constitute an Event of Default unless such failure continues for three (3) Business Days; provided further that, (i) the foregoing cure period shall not apply with respect to filings of on Form N‑CSR, and (ii) no such cure period shall apply to the extent two (2) filing failures have already occurred during the then current calendar year;
then, and in any such event, Lender may (i) declare the Advances, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Facility Documents to be forthwith due and payable, whereupon the Advances, all such interest and fees and all such other amounts hereunder and under the Facility Documents shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower and (ii) declare the obligation of Lender to make any Advance to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 6.01(k), (x) the Advances, all accrued interest and all accrued other amounts payable, including fees, under this Agreement and under the other Facility Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the obligation of Lender to make Advances shall automatically be terminated.  In addition to the foregoing, upon the occurrence of an Event of Default, Lender may, at its option, instruct the Custodian to transfer the whole or any part of the Collateral into the name of Lender or the name of its nominee, notify the obligors on any Collateral to make payment to Lender or its nominee of any amounts due thereon, take control or grant its nominee the right to take control of any proceeds of the Collateral, liquidate any or all of the Collateral, withdraw and/or sell any or all of the Collateral and apply any such Collateral as well as the proceeds of any such Collateral to all unpaid Obligations in such order as Lender determines in its sole discretion, and exercise any other rights and remedies under any Facility Document, at law or in equity.  Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.
ARTICLE VII.
SECURITY AGREEMENT
SECTION 7.01     Collateral.
Subject to the terms and conditions of the Control Agreement, to secure the payment and performance of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in all right, title and interest of Borrower in the following property, whether now owned or existing or hereafter acquired or arising and wherever located: (a) the Collateral Account, (b) all financial assets held therein or credited thereto, all security entitlements in respect thereof, and all other assets, including all interests of Borrower in any entity, indicated on the Custodian’s books and records as being credited to or recorded in the Collateral Account; (c) Borrower’s deposit account linked to the Collateral Account maintained with the Custodian and all amounts credited thereto; (d) all accounts and general intangibles (including all of its rights under the account agreement) related to the Collateral Account or any of the foregoing, and (f) all products and proceeds of any of the foregoing (including, without limitation, all dividends, distributions and payments received thereon or in exchange or substitution thereof), together with all books, records, writings, databases, information and other property evidencing, embodying or incorporating any of the foregoing (all such property, collectively, the “Collateral”). Capitalized terms used herein that are defined in Article 1, Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York shall have the meanings specified therein.

SECTION 7.02     Preservation of Collateral and Perfection of Security Interests Therein.
Borrower irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that contain any information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon its request. Without limiting the generality of the foregoing, to perfect and keep, as a first priority perfected security interest (subject only to Liens permitted pursuant to Section 5.02(a)), the security interest and Liens in the Collateral granted by Borrower to Lender to secure the payment and performance of all of the Obligations, and to otherwise protect and preserve the Collateral and Lender’s security interest and Liens therein or to enforce Lender’s security interests and Liens in the Collateral, Borrower (a) shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter, at the request of Lender, all instruments or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender) and do such acts as Lender may reasonably request, in form and substance reasonably satisfactory to Lender, and (b) irrevocably authorizes Lender at any time, and from time to time, to file (and if necessary to execute) in any jurisdiction any financing statements and any amendment to any financing statement. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto filed by Lender in any jurisdiction on or prior to the date of this Agreement.
SECTION 7.03     Set-off.
Borrower agrees that Lender has all rights of set-off and banker’s lien provided by applicable Law with respect to Borrower and the Collateral and, in addition thereto, Borrower agrees that (in addition to Lender’s rights with respect to proceeds of Collateral) at any time after the occurrence and during the continuance of an Event of Default any amount owing by it under this Agreement or any other Facility Document is then due, Lender may apply to the payment of the Obligations any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Lender.  Without limitation of the foregoing and in addition to Lender’s rights with respect to the proceeds of the Collateral, Borrower agrees that upon and after the occurrence and during the continuance of an Event of Default, Lender and each of its branches and offices is hereby authorized, at any time and from time to time, without notice, (a) to set-off against, and to appropriate and apply to the payment of, the Obligations (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Lender or any such office or branch to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender may elect in its sole discretion.
SECTION 7.04     Safekeeping.

Lender shall not be responsible for: (a) the safekeeping of the Collateral, (b) any diminution in the value of the Collateral, or (c) any act or default of Custodian or any other Person with respect to the Collateral. All risk of loss, damage, destruction or diminution in value of the Collateral shall be borne by Borrower.
SECTION 7.05     Other Actions.
To further the attachment, perfection and first priority (subject only to Liens permitted under Section 5.02(a)) of, and the ability of Lender to enforce, its Liens in or on the Collateral, and without limitation Borrower’s other obligations in this Agreement, Borrower agrees, at the request and option of Lender, to take any and all other actions Lender may reasonably require to the extent necessary for the attachment, perfection and first priority of (subject only to Liens permitted under Section 5.02(a)), and the ability of Lender to enforce, its Liens on and in any and all of the Collateral.
ARTICLE VIII.
MISCELLANEOUS
SECTION 8.01     Amendments, Etc..
Except as otherwise provided in this Agreement, including, without limitation, no amendment or waiver of any provision of this Agreement or any other Facility Document, and no consent to any departure by Borrower or Lender therefrom, shall be effective unless in writing signed by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 8.02     Notices; Effectiveness; Electronic Communications.
(a)     Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, if to Borrower, to it at its address (or facsimile number) set forth below, and if to Lender, to it at its address (or facsimile number) set forth below. Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by certified or registered mail shall be deemed to have been given three Business Days after mailing; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection (b) of this Section, shall be effective as provided in such Subsection (b).
Borrower’s Address for Notices:
Neuberger Berman High Yield Strategies Fund Inc.
1290 Avenue of the Americas
New York, NY 10104
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with a copy to:

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with a copy to:

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Lender’s Lending Office/Address for Notices:

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with a copy to:
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(b)     Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)     Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other party hereto.

SECTION 8.03     No Waiver; Securities Contract; Private Loan.

(a)     No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Facility Document shall operate as a waiver thereof, nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.
(b)     Borrower and Lender acknowledge that this Agreement is a “securities contract” within the meaning of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6), (7), (17) and/or (27) and Sections 546(e), (f), (g) and/or (j) of the Bankruptcy Code.
(c)     Borrower and Lender acknowledge that this Facility is a privately arranged loan and is not intended to be publicly distributed.
SECTION 8.04     Costs and Expenses; Indemnification; Damage Waiver.
(a)     Costs and Expenses. Borrower shall pay all documented expenses actually incurred by Lender and its Affiliates (including the documented fees, charges and disbursements of one outside counsel for Lender and its Affiliates taken as a whole) in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Facility Documents, including its rights under this Section 8.04, or (ii) in connection with the Advances made hereunder, including all documented expenses actually incurred during any workout, restructuring or negotiations in respect of such Advances.  Notwithstanding any provision of this Agreement to the contrary, (x) Lender shall be (and Borrower shall not be) responsible for all of its costs and expenses incurred in connection with the closing of the transactions under this Agreement and the other Facility Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and (y) Lender shall reimburse Borrower for the reasonable documented costs and expenses of its outside legal counsel incurred in connection with the documentation, negotiation and closing of the transactions under this Agreement and the other Facility Documents in an amount not to exceed $30,000, which shall be reimbursed by Lender to Borrower within five (5) Business Days of the Closing Date.
(b)     Indemnification by Borrower.  Borrower shall indemnify Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any Indemnitee acting in reliance on any instruction given by Borrower or any Indemnitee failing to follow the unlawful or unreasonable instructions of Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any Related Party of

Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Facility Document, if Borrower or such Related Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided further that such indemnity shall not include Indemnified Taxes or Other Taxes, to the extent governed by Section 2.09, or Excluded Taxes.
(c)     Waiver of Consequential Damages, Etc.  (i) To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof and (ii) other than with respect to any third party claims for which Borrower has indemnification obligation pursuant to Subsection (b) of this Section, to the fullest extent permitted by applicable Law, Lender shall not assert, and hereby waives, any claim against Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) of this Section shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Facility Documents or the transactions contemplated hereby or thereby.
(d)     Payments.  All amounts due under this Section shall be payable not later than ten Business Days after notice from Lender setting forth the amount of expenses or losses Lender has incurred.
(e)     Survival.  The agreements in this Section shall survive the termination of the Facility and the repayment, satisfaction or discharge of all other Obligations.
SECTION 8.05     Payments Set Aside.
To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
SECTION 8.06     Assignments and Participations.
(a)     Assignments.  Lender may, with prior notice to and consent of Borrower (which consent will not be unreasonably withheld or delayed), assign to any Person all or a portion of its respective rights and obligations under this Agreement (including all or a portion of the Advances); provided, however, that no such prior notice or consent shall be required if (i) the assignment is to an Affiliate of Lender or (ii) an Event of Default shall have occurred. Borrower may not assign its rights and Obligations under this Agreement or any other Facility Document, or any portion thereof, without the prior written consent of Lender. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.
(b)     Participations.

(i)     Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Affiliate (each, a “Participant”), but no other Person, in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of its commitment and/or the Advances owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii)  Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.
(ii)     Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification of any provision of this Agreement the effect of which would (A) postpone any date fixed by this Agreement for the payment of principal, interest, fees or other amounts due to Lender hereunder, (B) reduce the principal of, or the rate of interest specified on, any Advance or any fees or other amounts payable hereunder; provided however, that only the consent of Lender shall be necessary to (1) amend Section 2.03(b) or waive any obligation of Borrower to pay interest at the rate specified in Section 2.03(b) or (2) to amend any covenant hereunder (or an defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or to reduce any fee payable hereunder, or (C) release all or substantially all of the Collateral.  Subject to the succeeding clause (iii), Borrower agrees that each Participant, through the participating Lender, shall be entitled to the benefits of Sections 2.08 and 2.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.13 as though it were a Lender.
(iii)     A Participant shall not be entitled to receive any greater payment under either Section 2.08 or 2.09 than Lender would have been entitled to receive under each respective section with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.09 until Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.09 as though it were a Lender.
SECTION 8.07     Governing Law; Submission to Jurisdiction.
(a)     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 or 5-1402 of the New York General Obligations Law.
(b)     Submission to Jurisdiction.  Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Facility Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Facility Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Facility Document against Borrower or its properties in the courts of any jurisdiction.
(c)     Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in the first full sentence of Subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02(a).  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(e)     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION.
SECTION 8.08     Severability.
In case any provision in this Agreement or any other Facility Document shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such other Facility Document, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 8.09     Counterparts; Integration; Effectiveness; Electronic Execution.
(a)     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article III, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)     Electronic Execution of Assignments.  The words “execution,” “signed,”  and “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 8.10     Survival of Representations.
All representations and warranties made hereunder and in any other Facility Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default at the time of any Advance and shall continue in full force and effect as long as any Advance or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 8.11     Confidentiality.
(a)     Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to Lender’s Affiliates and its and their respective partners, directors, officers, employees, agents, advisors and other representatives who need to know such Confidential Information in relation to the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (iii) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to any permitted assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vi) with the consent of Borrower or (vii) to the extent such Confidential Information (X) becomes publicly available other than as a result of a breach of this Section or (Y) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower.
(b)     Borrower agrees to maintain the confidentiality of the content of Schedule II, except that such content may be disclosed (i) to its Investment Adviser, its Custodian, each of its and their respective directors, officers, employees, agents, advisors and other representatives who need to know the contents of Schedule II in relation to the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Schedule and instructed to keep such Schedule confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (iii) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, or (iv) with the consent of Lender.
SECTION 8.12     No Advisory or Fiduciary Relationship.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Facility Document), Borrower acknowledges and agrees that: (a) the Facility provided by Lender is arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lender and its Affiliates, on the other hand, (b) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (c) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Facility Documents.  Borrower acknowledges that Lender’s Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower or its Affiliates, and Lender’s Affiliates have no obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Lender or Lender’s Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 8.13     Judgment Currency.
If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under this Agreement or any other Facility Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s receipt of any sum adjudged in the Judgment Currency, Lender may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Lender against any deficiency in terms of Dollars in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars).  The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an Obligation of Borrower separate and independent from its other Obligations hereunder, shall apply irrespective of any indulgence granted by Lender, and shall survive the termination of this Agreement.
SECTION 8.14     Headings Descriptive.
The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
SECTION 8.15     USA PATRIOT Act Notice.
Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower agrees to promptly provide Lender with all of the information requested by Lender to the extent Lender deems such information reasonably necessary to identify Borrower in accordance with the Act.
SECTION 8.16     Entire Agreement.
This Agreement and the other Facility Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.
[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.,
as Borrower

By:	/s/ Brian Kerrane
Name:	Brian Kerrane
Title:	Chief Operating Officer and Vice President

[Additional signature page follows]

Signature Page to Loan Agreement

LENDER:

BANK OF AMERICA, N.A.
as Lender

By:	/s/ Michael J. Balbick
Name:	Michael J. Balbick
Title:	Director

Signature Page to Loan Agreement

EXHIBIT A

FORM OF NOTICE OF BORROWING

Bank of America, N.A.
One Bryant Park
New York, NY 10036
[Date]

Ladies and Gentlemen:

The undersigned, Neuberger Berman High Yield Strategies Fund Inc. (“Borrower”), refers to the Margin Loan and Security Agreement dated as of September [__], 2023 (as amended, modified or restated from time to time, the “Loan Agreement”), by and between Borrower and Bank of America, N.A. Capitalized terms used but not defined herein shall have the meaning given thereto in the Loan Agreement. The undersigned gives you notice, irrevocably, pursuant to Section 2.01(b) of the Loan Agreement, that the undersigned hereby requests an Advance under the Loan Agreement, and in that regard sets forth below the information relating to such Advance (the “Proposed Borrowing”) as required by Section 2.01(b) of the Loan Agreement:
(i)	The Business Day of the Proposed Borrowing is ___________ __, ____.
(ii)	The amount of the Proposed Borrowing is $_____________.
(iii)	The account to which proceeds of the Proposed Borrowing should be deposited is ____________.
The undersigned hereby certifies that on the date of the Proposed Borrowing, all conditions specified in Section 3.02 of the Loan Agreement will have been satisfied.
Very truly yours,

Neuberger Berman High Yield Strategies Fund Inc.

By:
Name:
Title:

Exhibit A to Margin Loan and Security Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Bank of America, N.A.
One Bryant Park
New York, NY 10036
[Date]
Ladies and Gentlemen:

The undersigned, Neuberger Berman High Yield Strategies Fund Inc. (“Borrower”), refers to the Margin Loan and Security Agreement dated as of September [__], 2023 (as amended, modified or restated from time to time, the “Loan Agreement”), by and between Borrower and Bank of America, N.A. (“Lender”). Capitalized terms used but not defined herein shall have the meaning given thereto in the Loan Agreement.
In accordance with Section 5.01(b)(iv) of the Loan Agreement, the undersigned hereby certifies that (i) the Asset Coverage Ratio of Borrower as of [____] is [____], (ii) the Adjusted Asset Coverage Ratio of Borrower as of [____] is [____], and (iii) that Borrower is, as of the date hereof, in compliance in all respects with the Asset Coverage Ratio requirements set forth in the Loan Agreement and that no Default or Event of Default has occurred or is continuing as a result of any violation of such provisions.
By signing below, Borrower represents and warrants to Lender that all information Borrower has provided herein is true and accurate as of the date hereof.
Very truly yours,

Neuberger Berman High Yield Strategies Fund Inc.

By:
Name:
Title:

Exhibit B to Margin Loan and Security Agreement